UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) April 12, 2006
EMMIS COMMUNICATIONS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)
Indiana

(State or Other Jurisdiction of Incorporation)

0-23264	35-1542018

(Commission File Number)	(IRS Employer Identification No.)

ONE EMMIS PLAZA, 40 MONUMENT CIRCLE, SUITE 700, INDIANPOLIS, INDIANA	46204

(Address of Principal Executive Offices)	(Zip Code)
317-266-0100

(Registrant’s Telephone Number, Including Area Code)
NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. Results of Operations and Financial Condition
On April 18, 2006, Emmis Communications Corporation (the “Company”) issued a press release discussing its results of operations and financial condition as of and for the fiscal year ended February 28, 2006.
A copy of the press release is attached as Exhibit 99.1 and incorporated in this item by reference.
Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
As explained below, Emmis Communications Corporation (the “Company”) has determined that the condensed consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended August 31, 2005 and November 30, 2005, should no longer be relied upon due to a misinterpretation of ASR 268 and EITF Topic D-98 which apply to the balance sheet classification of preferred stock that contains a redemption feature. As a result, the Company will restate the financial statements in those quarterly reports. The restatement has no impact on the statements of operations, the statements of cash flows, or any balance sheet items except for shareholders’ equity and mezzanine. The restatement also has no impact on the Company’s operations, including the compliance with covenants under its debt instruments, other agreements or regulatory requirements.
The staff of the Division of Corporation Finance of the Securities and Exchange Commission, in connection with its review of the Company’s Annual Report on Form 10-K for the year ended February 28, 2005, and Quarterly Reports on Form 10-Q for the quarters thereafter, questioned whether the Company’s classification of its Series A Convertible Preferred Stock (the “Preferred Stock”) as equity was consistent with ASR 268 and EITF Topic D-98 given the June 2005 addition of a redemption right upon the one year anniversary of certain going private transactions. The Company disclosed the redemption right in its footnotes but continued to classify Preferred Stock as part of shareholders’ equity in the reviewed, condensed consolidated financial statements included the Company’s Quarterly Reports on Form 10-Q for the quarters ended August 31,2005 and November 30,2005.
On April 12, 2006, the Company’s Audit Committee, in consultation with the Company’s management and independent registered public accounting firm, determined that the condensed consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended August 31, 2005 and November 30, 2005, should no longer be relied upon due to the presentation of the Preferred Stock as permanent equity therein. As a result, the Company will restate its condensed consolidated financial statements and amend related disclosures for the quarters ended August 31, 2005 and November 30, 2005 to classify the Preferred Stock as mezzanine, between liabilities and shareholders’ equity, on its balance sheet, in accordance with ASR 268 and EITF Topic D-98.
The impact of the restatement on the balance sheets for the quarters ended August 31, 2005 and November 30, 2005, will be to reduce shareholders’ equity by $143,750,000, and to reflect that amount in mezzanine between liabilities and shareholders’ equity.
The Company’s management and Audit Committee have discussed the foregoing with Ernst & Young LLP.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(c) Exhibits

EXHIBIT #	DESCRIPTION

99.1	Press release dated April 18, 2006.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: April 18, 2006

EMMIS COMMUNICATIONS CORPORATION
By:	/s/ J. Scott Enright
	Name:	J. Scott Enright
	Title:	Vice President, Associate General Counsel and Secretary